Exhibit 8.1

355 South Grand Avenue, Suite 100
Los Angeles, California 90071-1560
Tel: +1.213.485.1234 Fax: +1.213.891.8763
www.lw.com

FIRM / AFFILIATE OFFICES
	Beijing	Moscow
	Boston	Munich
	Brussels	New York
	Century City	Orange County
	Chicago	Paris
November 18, 2020	Dubai	Riyadh
	Düsseldorf	San Diego
	Frankfurt	San Francisco
	Hamburg	Seoul
	Hong Kong	Shanghai
	Houston	Silicon Valley
	London	Singapore
Simon Property Group, Inc.	Los Angeles	Tokyo
Simon Property Group, L.P.	Madrid	Washington, D.C.
225 West Washington Street	Milan
Indianapolis, Indiana 46204

Re:	Simon Property Group, Inc. and Simon Property Group, L.P.

Ladies and Gentlemen:

We have acted as special tax counsel to Simon Property Group, Inc., a Delaware corporation (the “Company”), and Simon Property Group, L.P., a Delaware limited partnership (the “Operating Partnership”), in connection with the registration statement on Form S-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), filed by the Company and the Operating Partnership on February 23, 2018 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale (i) by the Company of shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), (ii) by the Company of shares of one or more series of the Company’s preferred stock, $0.0001 par value per share (“Preferred Stock”), (iii) by the Company of depositary shares, representing an interest in Preferred Stock (“Depositary Shares”), (iv) by the Company of warrants to purchase shares of Common Stock or shares of Preferred Stock (“Warrants”), (v) by the Operating Partnership of the Operating Partnership’s debt securities (“Debt Securities”) to be issued under an Indenture, dated as of November 26, 1996, as amended and supplemented as of the date hereof, among Simon DeBartolo Group, L.P., a Delaware limited partnership, Simon Property Group, L.P., a Delaware limited partnership that, effective December 31, 1997, was merged into Simon DeBartolo Group, L.P. (the merged entity being the Operating Partnership), and The Bank of New York Mellon Trust Company, N.A. (successor to The Chase Manhattan Bank), as trustee, and one or more board resolutions, supplements thereto or officer’s certificates thereunder, and (vi) by certain securityholders of the Company of shares of Common Stock (“Selling Securityholder Shares”) that may be offered and sold from time to time following the issuance thereof by the Company upon the exchange of common units of limited partnership interest in the Operating Partnership, in each case, as described in the Prospectus forming a part of the Registration Statement. The Common Stock, the Preferred Stock, the Warrants, the Depositary Shares, the Debt Securities and the Selling Securityholder Shares are referred to herein, collectively, as the “Securities.” As used herein, the terms Registration Statement and Base Prospectus include the Company’s and the Operating Partnership's Current Report on Form 8-K filed with the Commission on November 18, 2020 (the “November 2020 Current Report”), including Exhibit 99.1 thereto, which is incorporated by reference in the Registration Statement and the Base Prospectus.

November 18, 2020

You have requested our opinion concerning (i) the statements set forth in Exhibit 99.1 to the November 2020 Current Report under the caption “U.S. Federal Income Tax Considerations,” and (ii) certain of the federal income tax considerations relating to the Company. This opinion is based on certain assumptions and factual representations, including the facts set forth in the Registration Statement and the Base Prospectus, concerning the business, assets and governing documents of the Company and its subsidiaries. We have also been furnished with, and with your consent have relied upon, certain representations made by the Company and its subsidiaries with respect to certain factual matters through a certificate of an officer of the Company, dated as of the date hereof (the “Officer’s Certificate”).

In our capacity as special tax counsel to the Company and the Operating Partnership, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. For purposes of our opinion, we have not made an independent investigation or audit of the facts set forth in the above referenced documents or in the Officer’s Certificate. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us that are qualified as to knowledge or belief, without regard to such qualification. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

We are opining herein only with respect to the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws or the laws of any state or other jurisdiction, or as to any matters of municipal law or the laws of any other local agencies within any state.

Based on such facts, and subject to the qualifications, assumptions, representations and limitations set forth herein and in the Registration Statement, the Base Prospectus, the November 2020 Current Report and the Officer’s Certificate, we hereby confirm that:

1.	Commencing with the Company’s taxable year ended December 31, 2016, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; and

November 18, 2020

2.	The statements set forth in Exhibit 99.1 to the November 2020 Current Report under the caption “U.S. Federal Income Tax Considerations,” insofar as they purport to describe or summarize certain provisions of the statutes or regulations referred to therein, are accurate descriptions or summaries in all material respects.

No opinion is expressed as to any matter not discussed herein.

This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Any such change may affect the conclusions stated herein. Also, any variation or difference in the facts from those set forth in the Registration Statement, the Base Prospectus, the November 2020 Current Report or the Officer’s Certificate may affect the conclusions stated herein. The Company’s qualification and taxation as a REIT depend upon the Company’s ability to meet the various requirements imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that the actual results of the Company’s operation for any particular taxable year will satisfy such requirements. In addition, the opinion set forth above does not foreclose the possibility that the Company may have to pay a deficiency dividend, or an excise or penalty tax, which could be significant in amount, in order to maintain its REIT qualification.

This opinion is for your benefit in connection with the Registration Statement and the November 2020 Current Report and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the November 2020 Current Report under the heading “U.S. Federal Income Tax Considerations.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ LATHAM & WATKINS LLP